UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2012
Date of Report (Date of earliest event reported)

ECOLAND INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140396	20-3061959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7669 Kimbal Street Mississauga, Ontario Canda	L5S 1A7
(Address of principal executive offices)	(Zip Code)

(905) 672-7669
Registrant’s telephone number, including area code

14 The Link, Mornigside

Sandton 2196 South Africa

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

Ecoland International, Inc., a Nevada corporation (the “Corporation”), D&R Technology Inc., a private corporation (“D&R Technology”) and the shareholders of D&R Technology Inc. (the “D&R Shareholders”) entered into that certain share exchange agreement dated January 27, 2012 (the “Share Exchange Agreement”). The Board of Directors of the Corporation approved the execution and consummation of the transaction under the Share Exchange Agreement on February 1, 2012. In accordance with the terms and provisions of the Share Exchange Agreement, the Corporation issued an aggregate of 59,000,000 shares of its restricted common stock to the D&R Shareholders in exchange for 100% of the total issued and outstanding shares of D&R Technology, thus making D&R Technology its wholly-owned subsidiary.

The Corporation previously announced that certain controlling shareholders of the Corporation (the “Controlling Shareholders”) and D&R Technology entered into a stock purchase agreement dated November 7, 2011 (the “Stock Purchase Agreement”), pursuant to which D&R Technology was to acquire 59,000,000 shares of common stock of the Corporation. Subsequently, the Controlling Shareholders and D&R Technology entered into that certain termination agreement dated January 27, 2011 (the “Termination Agreement”), pursuant to which the parties rescinded the Stock Purchase Agreement and the Controlling Shareholders returned to the Corporation their respective share certificates evidencing the aggregate 59,000,000 shares of common stock of the Corporation. The respective share certificates received from the Controlling Shareholders were cancelled and the 59,000,000 shares of common stock were returned to treasury.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In further accordance with the terms and provisions of the Share Exchange Agreement, the Corporation and David Wallce, the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and sole member of the Board of Directors of the Corporation (“Wallace”), entered into that certain termination agreement dated February 1, 2012 (the “Termination Agreement”).

The Corporation and Wallace had entered into that certain employment agreement dated June 1, 2009 (the “Employment Agreement”) Furthermore, Wallace had loaned the Corporation an aggregate of $359,477, which is reflected on the financial statements of the Corporation for the quarter ended November 30, 2011 (the “Note Payable”).

In accordance with the terms and provisions of the Termination Agreement, the Employment Agreement shall be terminated and the amounts due and owing under the Note Payable to Wallace shall be waived by Wallace.

Business Operations

A subsequent Current Report on Form 8-K will be filed together with pro forma financial statements of D&R Technology Inc. regarding current business operations of the Corporation.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on February 1, 2012, the Corporation issued an aggregate of 59,000,000 shares of its resticted common stock to the D&R Shareholder, which are non-United States residents. In accordance with the terms and provisions of the Share Exchange Agreement, the D&R Shareholders acquired an aggregate of 59,000,000 shares of the Corporation’s restricted common stock in exchange for one hundred percent (100%) of the total issued and outstanding shares of D&R Technology held of record by the D&R Shareholders in a private transaction.

The shares were issued to three non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The D&R Shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Corporation’s executive officers and directors; and (iii) the Corporation’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 88,650,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Berardino Paolucci 7669 Kimbal Street Mississauga, Ontario Canada L5S 1A7	28,320,000	31.95%
Drasko Karanovic 7669 Kimbal Street Mississauga, Ontario Canada L5S 1A7	14,160,000	15.97%
Velijko Pjevac 7669 Kimbal Street Mississauga, Ontario Canada L5S 1A7	-0-	0%
All executive officers and directors as a group (3 person)	42,480,000	47.93%
Beneficial Shareholders Greater than 10%
D Mecatronics Inc. 7669 Kimbal Street Mississauga, Ontario Canada L5S 1A7	16,520,000	18.63%

* Less than one percent.

(1)        Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 88,650,000 shares issued and outstanding.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

The Corporation refers to Item 1.01 and Item 3.02 above concerning the change in control.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the Share Exchange Agreement: (i) David Wallace resigned as a member of the Board of Directors and the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer of the Corporation effective February 1, 2012; (ii) Berardino Paolucci was appointed as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors of the Corporation effective February 1, 2012; and (iii) Drasko Karanovic and Velijko Pjevac were appointed as additional members of the Board of Directors of the Corporaiton effective February 1, 2012. Thus as of the date of this Current Report, the Board of Directors consistes of Berardino Paolucci, Drasko Karanovic and Velijko Pjevac.

The biographies of the new directors and officers are set forth below as follows:

Berardino Paolucci. Mr. Paolucci is the President/Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer and a member of the Board of Directors of the Corporation. Mr. Paolucci has over twenty years experience in customer and quality-focused business and provides a strategic vision and leadership qualities that drive operational process, productivity, efficiency and improvement at multisite manufacturing organizations. He is an expert in combining financial and business planning with tactical execution to optimize long-term gains in performance, revenues and profitability. His breadth of experience includes quality and manufacturing operations, lean concept, root cause and corrective action preventive action (CAPA) analysis, team concepts, total preventive maintenance, set-up reduction and standard work. Mr. Paolucci has been employed by D&R Technologies Inc. from 1994 through 2004 where he held the position of manufacturing supervisor. His previous responsibilities included: (i) manage and direct all electrical, mechanical, hydraulic and process functions within departments; (ii) continuously impact and improve the key performance indicators across the process such as machine mechanical, hydraulic, pneumatic and electrical build, process improvement, identification and sourcing of new equipment as well as the payout and reallocation of equipment and workforce; (iii) develop and initiate appropriate actions that lead to optimizing production capabilities of all machinery, equipment and resources resuling in improved machine utilization, labor efficiency, expense reduction and on-time delivery; (iv) recommend solutions to customers for preventative maintenance, machine layouts and configuration of machinery for the purpose of proaction planning as well as responding to day to day service issues; and (v) manage and develop department’s team members by conducting regular appraisal, developing performance improvement plans, administering salary and compensation as per company policy and providing direction and support for the development of individuals within the deparment.

Drasko Karanovic. Mr. Karanovi is a member of the Board of Directors of the Corporation. Mr. Karanovic has over sixteen years of experience in progressive design, supervisory and management experience in engineering fields, comprehensive knowledge of engineering technology, strong management, communication, interpersonal and customer service skills, extensive knowledge of CAD systems and tooling engineering and development expertise. He was employed with Dieco Technologies from 1994 through 2004 and D Mecatronics Inc. from 2004 to current date. His responsbilities included: (i) member of senior management team in setting strategic operation direction; (ii) prepare proposals, evaluating future equipment performance and recommend improvements for new and existing products; (iii) direct personnel activities of staff, i.e. hire, train, appraise, reward, motivate, discipline, recommend termination (iv) direct,coordinate and exercise functional authority for planning, organization, control, integration and completion of engineering projects; (v) supervising staff of mechanical, electrical and hydraulic designers, production engineering support staff in the custom design, development, improvement and modification of machinery; (vi) direct the research and development effort leading to new or improved products; and (vii) develop and maintain overall product development plan so that new or improved products are timely delivered to market.

Velijko Pjevac. Mr. Pjevac is a member of the Board of Directors of the Corporation. Mr. Pjevac has over thirty-five years of experience as an engineer and worldwide industrial manager in the industrial automation field. He has successfully dealt with strategy and engineering issues within small companies and large corporations, all at management levels .He also has extensive knowledge of strategic planning, resource allocation, leadership techniques, production methods and coordination of people and resources. Mr. Pjevac was previously employed with Dieco Technologies Inc. from 1998 through 2004 and has been employed with D&R Technologies from 2004 to current date as an engineering manager. He provides the strategic vision and leadership qualities that drive engineering process, productivity, efficiency and bottom-line improvements. Mr. Pjevac’s responsbilities include: (i) provides technical direction for the development, design, and systems from definition phase through implementation; (ii) applies significant knowledge of industry trends and developments to improve service to our clients; and (iii) reviews work of development and sales team.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Rescission Agreement dated January 27, 2012 among the Controlling Shareholders and D&R Technology Inc.

10.2 Share Exchange Agreement dated January 27, 2012, effective February 1, 2012, among Ecoland International Inc., D&R Technology Inc. and the shareholders of D&R Technology Inc.

10.3 Termination Agreement dated January 27, 2012, effective February 1, 2012, between Ecoland International Inc. and David Wallace.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAND INTERNATIONAL INC.
DATE: February 3, 2012	___________________________________ Name: Berardino Paolucci Title: President/Chief Executive Officer

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